                                                                   EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Source Information Management Company
St. Louis, Missouri


We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of The Source Information Management Company of our report dated March 9, 1999, relating to the consolidated financial statements of U.S. Marketing Services, Inc. and subsidiaries.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                            /s/ BDO Seidman, LLP
                                                                BDO Seidman, LLP



New York, New York
June 8, 1999